EXECUTION

FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

THIS FOURTH AMENDMENT TO AMENDED AND RESTATED AGREEMENT (this “Fourth Amendment”) is entered into as of May 29, 2009, among QUEST RESOURCE CORPORATION, a Nevada corporation (the “Borrower”), the Guarantors listed on the signature pages hereto, ROYAL BANK OF CANADA, as Administrative Agent and Collateral Agent for the Lenders parties to the hereinafter defined Credit Agreement (in such capacities, the “Administrative Agent” and “Collateral Agent,” respectively), and as the Lender.

Reference is made to the Amended and Restated Credit Agreement dated as of July 11, 2008 among Borrower, the Administrative Agent, the Collateral Agent and the Lender, as amended by that certain First Amendment to Amended and Restated Credit Agreement dated as of October 24, 2008, Second Amendment to Amended and Restated Credit Agreement dated as of November 4, 2008 and Third Amendment to Amended and Restated Credit Agreement dated as of January 30, 2009 (as amended, the “Credit Agreement”). Unless otherwise defined in this Fourth Amendment, capitalized terms used herein shall have the meaning set forth in the Credit Agreement; all section, exhibit and schedule references herein are to sections, exhibits and schedules in the Credit Agreement; and all paragraph references herein are to paragraphs in this Fourth Amendment.

RECITALS

A.  Pursuant to that certain Settlement Agreement dated effective as of March 1, 2009 among Jerry D. Cash ("Cash"), the Borrower, Quest Energy Partners, L.P. and Quest Midstream Partners, L.P. (collectively, the "Quest Entities"), in connection with Cause No. 2008-52399 in the District Court of Harris County, Texas (the "Cash Settlement Agreement"), Cash agreed to transfer or cause to be transferred to Borrower, or its designee, among other assets, (a) Cash's 100% equity interest in STP Newco, Inc., an Oklahoma corporation ("STP"), which owns interests in the North Holtuke Unit located in Seminole and Pottawattamie Counties, Oklahoma and in the South Pond Creek Unit located in Grant County, Oklahoma, (b) Cash's 60% interest, held through Rockport Energy, LLC, a Texas limited liability company ("Rockport Energy"), in the Bird Island Well located in Cameron Parish, Louisiana and in LGS (hereinafter defined) and (c) the net proceeds on the sale of Cash's residence.

B.        Pursuant to that certain Full and Final Settlement Agreement and Mutual Release dated effective as of May 19, 2009 among the Quest Entities, Rockport Energy, Rockport Georgetown Partners, LLC, Rockport Georgetown, LLC, Rockport Georgetown Holdings, LP, Cash, Bryan T. Simmons ("Simmons") and Steven Hochstein ("Hochstein"), in connection with Cause No. 2008-52399 in the District Court of Harris County, Texas (the "Rockport Settlement Agreement" and together with the Cash Settlement Agreement, the "Settlement Agreements"), Cash, Simmons and Hochstein have agreed to transfer or cause to be transferred to Borrower, or its designee, among other assets, (a) 60% of Rockport Energy's limited partnership interest in LGS Development, L.P., a Texas limited partnership ("LGS"), which owns a 50% membership interests in LGS Renewables I, LLC, a Texas limited liability company, (b) 60% of Rockport Energy's interest in the Bird Island Well located in Cameron Parish, Louisiana, and (c) $188,650 in cash to be paid by Rockport Energy, LLC. As part of the Rockport Energy Settlement Agreement the Quest Entities would relinquish the interest in Rockport Energy received from Cash pursuant to the Cash Settlement Agreement.

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B.        The Borrower has designated Quest Cherokee, LLC ("Cherokee") as its designee to receive from Cash 100% of the equity interest in STP in satisfaction of certain reimbursement obligations owed by Borrower to Cherokee's parent, Quest Energy Partners, L.P. ("QELP").

C.        Upon the transfer of 60% of Rockport Energy's interest in LGS to Quest Oil & Gas, LLC, a Kansas limited liability company ("Quest O&G"), Borrower's designee, pursuant to the Rockport Settlement Agreement, the Borrower will have made an Investment in LGS.

D.        The Borrower, Administrative Agent and Lender desire to, among other things, enter into this Fourth Amendment to amend the Credit Agreement to permit the Borrower's Investment in LGS, to permit the transfer of STP to Cherokee and to waive certain existing defaults under the Credit Agreement.

Accordingly, for adequate and sufficient consideration, the parties hereto agree, as follows:

Paragraph 1.    Amendments. Effective as of the Fourth Amendment Effective Date (hereinafter defined), the Credit Agreement is amended as follows:

1.1	Definitions. Section 1.01 of the Credit Agreement is amended as follows:
(a)	The following definition is amended in its entirety to read as follows:

“Agreement means this Amended and Restated Credit Agreement as amended by the First Amendment to Credit Agreement, the Second Amendment to Credit Agreement, the Third Amendment to Credit Agreement and the Fourth Amendment to Credit Agreement.”

“Loan Documents means this Agreement, each Term Note, the PIK Note, each of the Collateral Documents, the Agent/Arranger Fee Letter, each Borrowing Notice, each Letter of Credit Application, the L/C Terms and Conditions, each Compliance Certificate, the Guaranties, and each other agreement, document or instrument delivered by any Loan Party from time to time in connection with this Agreement and the Term Notes.”

“Maturity Date means (a) with respect to the Original Term Loan and the PIK Note, the Original Term Loan Maturity Date and (b) with respect to the Additional Term Loan, the Additional Term Loan Maturity Date.”

(b)      The following definitions are inserted alphabetically into Section 1.01 of the Credit Agreement:

“Fourth Amendment Effective Date means May 29, 2009.”

“Fourth Amendment to Credit Agreement means that certain Fourth Amendment to Amended and Restated Credit Agreement dated as of May 29, 2009, among the Borrower, Royal Bank of Canada, as Administrative Agent, Collateral Agent and as the Lender.”

“PIK Note means a promissory note of the Borrower dated the Fourth Amendment Effective Date, in the original principal amount of $282,500.00 and substantially in the form of Exhibit B-3, attached to the Fourth Amendment evidencing

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the obligation of Borrower to repay the one percent (1%) amendment fee earned in full as of the Fourth Amendment Effective Date and all renewals and extensions of all or any part thereof.”

“Quest O&G means Quest Oil & Gas, LLC, a Kansas limited liability company.”

“Settlement Agreements collectively, means (i) that certain Settlement Agreement dated effective as of March 1, 2009 among Borrower, QELP, QMLP and Jerry D. Cash and (ii) Full and Final Settlement Agreement and Mutual Release dated effective as of May 19, 2009 among Borrower, QELP, QMLP, Rockport Energy, LLC, Rockport Georgetown Partners, LLC, Rockport Georgetown, LLC, Rockport Georgetown Holdings, LP, Jerry D. Cash, Bryan T. Simmons and Steven L. Hochstein.”

“STP” means STP Newco, Inc., an Oklahoma corporation.

1.2       Section 2.04(b). Section 2.04(b) of the Credit Agreement is amended in its entirety to read as follows:

"(b)      Mandatory Prepayments-Collateral Deficiency. Except for any Collateral Deficiency occurring during the fiscal quarters ended December 31, 2008, March 31, 2009 and June 30, 2009, if for any reason a Collateral Deficiency exists, Borrower shall notify Administrative Agent in writing of such Collateral Deficiency within five (5) Business Days after becoming aware of such Collateral Deficiency and indicate in such written notice Borrower’s plan to cure such Collateral Deficiency. The Collateral Deficiency must be cured on or before the thirtieth (30) day after Borrower becomes aware of such Collateral Deficiency. To cure such Collateral Deficiency, Borrower may elect to do one or more of the following:

(i)         repay Original Term Loan Principal Debt in an aggregate amount sufficient to eliminate such Collateral Deficiency within such thirty (30) day cure period, and

(ii)        pledge additional MLP Units or Oil & Gas Properties owned by the Borrower or another Loan Party having sufficient Pledged Collateral Market Value, as of the date of such pledge, to eliminate such Collateral Deficiency."

1.3       Section 2.08(a). Section2.08(a) of the Credit Agreement is amended to read in its entirety as follows:

“(a)     Fourth Amendment Amendment Fee. On the Fourth Amendment Effective Date, the Lenders shall have earned in full a one percent (1%) amendment fee, which is non-refundable. Instead of paying such fee on such date, the Lenders will allow the fee to be evidenced by the PIK Note. Interest shall accrue on the PIK Note at the Adjusted Base Rate and will be payable at the Maturity Date. The PIK Note may be prepaid at any time without premium or penalty and the Indebtedness evidenced thereby shall be deemed a Base Rate Loan for purposes of this Agreement and constitute an Obligation and be entitled to the benefits of the Collateral Documents.”

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1.4       Section 5.13. Section 5.13 of the Credit Agreement is amended to read in its entirety as follows:

“5.13   Subsidiaries and other Investments. Set forth on Schedule 5.13, are the Subsidiaries of the Borrower and each equity Investment in any other Person as of the Fourth Amendment Effective Date.”

1.5       Section 6.01(a). Section 6.01(a) of the Credit Agreement is amended by adding the following at the end thereof:

“provided further that the Borrower shall deliver or cause to be delivered to the Administrative Agent and Lenders the foregoing audited stand alone balance sheets of the Borrower and the related statements of income and cash flows for its fiscal year ending December 31, 2008 and shall file or cause to be filed with the Securities Exchange Commission its annual report on Form 10-K or Form 10-KSB for its fiscal year ending December 31, 2008 by no later than June 30, 2009; provided further, that as soon as available, but in any event by March 31, 2009, the Borrower shall deliver to the Administrative Agent, in form and detail reasonably satisfactory to the Administrative Agent and all the Lenders, unaudited preliminary internally generated stand alone balance sheets of the Borrower for the fiscal year ending December 31, 2008, and the related statements of income and cash flows for such fiscal year, which preliminary internally generated financial statements will be subject to revisions arising out of the audit process as provided above in this Section 6.01(a);”

1.6       Section 6.01(b). Section 6.01(b) of the Credit Agreement is amended by replacing "ten (10) days" in the last proviso with "thirty (30) days" and adding the following at the end thereof:

"; provided further that with respect to the fiscal quarter ending March 31, 2009, Borrower shall not be required to deliver an unaudited stand alone balance sheet of the end of such fiscal quarter, and the related statements of income and cash flows for such fiscal quarter until June 30, 2009".

1.7       Section 6.01(e). The word “and” at the end of Section 6.01(c) is deleted, the period at the end of Section 6.01(d) is replaced by “; and” and a new Section 6.01(e) of the Credit Agreement shall be added as follows:

“(e) on a weekly basis after the Fourth Amendment Effective Date, cash flow forecasts for the following 13 week period.”

1.8       Section 6.02(a). Section 6.02(a) of the Credit Agreement is amended by replacing "ten (10) days" in the last proviso with "thirty (30) days".

1.9       Section 7.01. The word “and” at the end of Section 7.01(x) is deleted, the period at the end of Section 7.01(y) is replaced by “; and” and new Section 7.01(z) of the Credit Agreement shall be added as follows:

“(z)      the Lien on the limited partnership interest in LGS Development, L.P. owned by Quest O&G arising as a result of the right of first refusal on such limited partnership interest contained in Article X of the Agreement of Limited Partnership for LGS Development, L.P.”

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1.10     Section 7.02. The period at the end of Section 7.02(j) is replaced by “; and” and new Section 7.02(k) of the Credit Agreement shall be added as follows:

“(k)      Investments consisting of the acquisition by Quest O&G of a 26.799006% limited partnership interest (before payout) and a 15.0% limited partnership interest (after payout) in LGS Development, L.P.; provided no additional Investment in LGS Development, L.P. shall be made after the Fourth Amendment Effective Date.”

1.11     Section 7.07. The period at the end of Section 7.07(e) is replaced by “; or” and new Section 7.07(f) of the Credit Agreement shall be added as follows:

“(f)	Disposition of the stock of STP as permitted under Section 7.11.”

1.12     Section 7.11. Section 7.11 of the Credit Agreement are amended in its entirety to read as follows:

“7.11   Transactions with Affiliates. Sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (i) transactions between or among the Borrower and any other Loan Party not involving any other Affiliate, (ii) the transactions under the agreements listed on Schedule 7.11, (iii) any Restricted Payment permitted by Section 7.08, (iv) the PetroEdge Disposition and transactions in connection with the PetroEdge Disposition so long as such transactions are on terms and conditions not less favorable to the Borrower or such other Loan Party, as applicable, than could be obtained on an arm's length basis from unrelated third parties, (v) transactions involving the assignment from the Borrower to Quest O&G of rights to acquire the Bird Island Well and a limited partnership interest in LGS Development, L.P. pursuant to the Settlement Agreements, (vi) the transfer of cash or property (including the assignment from Borrower to QELP or its subsidiaries of the right to acquire the capital stock of STP pursuant to the Settlement Agreements) to QELP in reimbursement for legal and investigation costs incurred by QELP and arising out of the Misappropriation Transaction, and (vii) in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such other Loan Party, as applicable, than could be obtained on an arm's length basis from unrelated third parties.”

1.13     Sections 7.17(a) and (b). Sections 7.17(a) and (b) of the Credit Agreement are amended in their entirety to read as follows:

“(a)      Interest Coverage Ratio. Permit the Interest Coverage Ratio at any fiscal quarter-end, commencing with the quarter-ended September 30, 2008, to be less than 2.5 to 1.0; provided the foregoing covenant shall be waived for the quarters-ended December 31, 2008 and March 31, 2009.

(b)       Leverage Ratio. Permit the Leverage Ratio at any fiscal quarter-end, commencing with the quarter-ended September 30, 2008, to be greater than 2.0 to 1.0; provided the foregoing covenant shall be waived for the quarters-ended December 31, 2008 and March 31, 2009.”

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1.14      Schedule 5.13-Subsidiaries and Equity Investments. Schedule 5.13 (Subsidiaries and Equity Investments) to the Credit Agreement is hereby amended in its entirety by Supplemental Schedule 5.13 attached as Supplemental Schedule 5.13 to this Amendment. Any references in the Credit Agreement to Schedule 5.13 shall be deemed to refer to Supplemental Schedule 5.13 from and after the Fourth Amendment Effective Date.

Paragraph 2.    Effective Date. This Fourth Amendment shall not become effective until the date (such date, the “Fourth Amendment Effective Date”) the Administrative Agent receives all of the agreements, documents, certificates, instruments, and other items described below:

(a)        a fully executed counterpart copy of each of the Cash Settlement Agreement and Rockport Settlement Agreement;

(b)       a fully executed counterpart copy of a Unanimous Written Consent of the Members of Rockport Energy dated May 19, 2009 authorizing the Rockport Settlement Agreement and the transactions contemplated thereby;

(c)        a fully executed counterpart copy of Consent and Amendment No. 4 to the Agreement of Limited Partnership of LGS Development, L.P. dated May 19, 2009 waiving the right of first refusal relating to the interest in LGS conveyed to Quest O&G and admitting Quest O&G as a limited partner;

(d)       a fully executed counterpart copy of Bill of Sale and Assignment of Limited Partnership Interest from Rockport Energy to Quest O&G conveying 60% of Rockport Energy's interest in LGS;

(e)        a recorded copy of Assignment and Bill of Sale from Rockport Energy in favor of Quest O&G conveying 60% of Rockport Energy's interest in the Bird Island Well in Cameron Parish, Louisiana;

(f)        this Fourth Amendment, executed by the Borrower, the Guarantors, the Administrative and the Lender;

(g)       payment on the Fourth Amendment Effective Date to the Administrative Agent of a one (1) percent amendment fee calculated on the Original Term Loan Principal Debt outstanding on the Fourth Amendment Effective Date which fee shall be fully earned and nonrefundable on the Fourth Amendment Effective Date in the form of a payment-in-kind note (“PIK Note”) that shall be paid on the first to occur of the Maturity Date or the repayment of the Obligations;

(h)	the PIK Note executed by the Borrower;

(i)        executed counterparts dated as of the Fourth Amendment Effective date of (i) a First Amendment to the Pledge and Security Agreement from Quest O&G, and (ii) an Act of Mortgage, Collateral Assignment, Security Agreement, Fixture Filing and Financing Statement from Quest O&G covering its interest in the Bird Island Well in Cameron Parish, Louisiana;

(j)        such certificates of resolutions or other action, incumbency certificates and/or other certificates of officers of Borrower and Quest O&G as the Administrative Agent may require to establish the identities of and verify the authority and capacity of each officer thereof authorized to act in connection with this Agreement and the other Loan Documents to which such Loan Party is a party;

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(k)       fees and expenses required to be paid pursuant to Paragraph 5 of this Fourth Amendment, to the extent invoiced prior to the Fourth Amendment Effective Date; and

(l)        such other assurances, certificates, documents and consents as the Administrative Agent may require.

Paragraph 3.    Acknowledgment and Ratification. The Borrower and the Guarantors each (i) consent to the agreements in this Fourth Amendment and (ii) agree and acknowledge that the execution, delivery, and performance of this Fourth Amendment shall in no way release, diminish, impair, reduce, or otherwise affect the respective obligations of the Borrower or any Guarantor under the Loan Documents to which it is a party, which Loan Documents shall remain in full force and effect, as amended and waived hereby, and all rights thereunder are hereby ratified and confirmed.

Paragraph 4.    Representations. The Borrower and the Guarantors each represent and warrant to the Administrative Agent and the Lender that as of the Fourth Amendment Effective Date and after giving effect to the waivers and amendments set forth in this Fourth Amendment (a) all representations and warranties in the Loan Documents are true and correct in all material respects as though made on the date hereof, except to the extent that any of them speak to a different specific date, and (b) no Default or Event of Default exists.

Paragraph 5.    Expenses. The Borrower shall pay on demand all reasonable costs, fees, and expenses paid or incurred by the Administrative Agent incident to this Fourth Amendment, including, without limitation, Attorney Costs in connection with the negotiation, preparation, delivery, and execution of this Fourth Amendment and any related documents, filing and recording costs, and the costs of title insurance endorsements, if any.

Paragraph 6.	Miscellaneous.

This Fourth Amendment is a “Loan Document” referred to in the Credit Agreement. The provisions relating to Loan Documents in Article X of the Credit Agreement are incorporated in this Fourth Amendment by reference. Unless stated otherwise (i) the singular number includes the plural and vice versa and words of any gender include each other gender, in each case, as appropriate, (ii) headings and captions may not be construed in interpreting provisions, (iii) this Fourth Amendment must be construed, and its performance enforced, under New York law and applicable federal law, and (iv) if any part of this Fourth Amendment is for any reason found to be unenforceable, all other portions of it nevertheless remain enforceable.

Paragraph 7.    Entire Agreement. This Fourth Amendment represents the final agreement between the parties about the subject matter of this amendment and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

Paragraph 8.    Parties. This Fourth Amendment binds and inures to the benefit of the Borrower, the Guarantors, the Administrative Agent, the Collateral Agent and the Lender, and their respective successors and assigns.

Paragraph 9.    Further Assurances. The parties hereto each agree to execute from time to time such further documents as may be necessary to implement the terms of this Fourth Amendment.

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Paragraph 10.Release. As additional consideration for the execution, delivery and performance of this Fourth Amendment by the parties hereto and to induce the Administrative Agent, the Collateral Agent and the Lender to enter into this Fourth Amendment, the Borrower warrants and represents to the Administrative Agent, the Collateral Agent and the Lender that no facts, events, statuses or conditions exist or have existed which, either now or with the passage of time or giving of notice, or both, constitute or will constitute a basis for any claim or cause of action against the Administrative Agent, the Collateral Agent and the Lender or any defense to (i) the payment of Obligations under the Term Notes and/or the Loan Documents, or (ii) the performance of any of its obligations with respect to the Term Notes and/or the Loan Documents. In the event any such facts, events, statuses or conditions exist or have existed, Borrower unconditionally and irrevocably hereby RELEASES, RELINQUISHES and forever DISCHARGES Administrative Agent, the Collateral Agent and the Lender, as well as their predecessors, successors, assigns, agents, officers, directors, shareholders, employees and representatives, of and from any and all claims, demands, actions and causes of action of any and every kind or character, past or present, which Borrower may have against any of them or their predecessors, successors, assigns, agents, officers, directors, shareholders, employees and representatives arising out of or with respect to (a) any right or power to bring any claim for usury or to pursue any cause of action based on any claim of usury, and (b) any and all transactions relating to the Loan Documents occurring prior to the date hereof, including any loss, cost or damage, of any kind or character, arising out of or in any way connected with or in any way resulting from the acts, actions or omissions of any of them, and their predecessors, successors, assigns, agents, officers, directors, shareholders, employees and representatives, including any breach of fiduciary duty, breach of any duty of fair dealing, breach of confidence, breach of funding commitment, undue influence, duress, economic coercion, conflict of interest, negligence, bad faith, malpractice, intentional or negligent infliction of mental distress, tortious interference with contractual relations, tortious interference with corporate governance or prospective business advantage, breach of contract, deceptive trade practices, libel, slander or conspiracy, but in each case only to the extent permitted by applicable Law.

Paragraph 11.  Execution in Counterparts. This Fourth Amendment may be executed in any number of counterparts (and by different parties hereto in different counterparts), each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Fourth Amendment by telecopier or other electronic means shall be effective as delivery of a manually executed counterpart of this Fourth Amendment.

The parties hereto have executed this Fourth Amendment in multiple counterparts to be effective as of the Fourth Amendment Effective Date.

Remainder of Page Intentionally Blank

Signature Pages to Follow.

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            IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be duly executed as of the Fourth Amendment Effective Date.

BORROWER:

QUEST RESOURCE CORPORATION,
as Borrower

By:	/s/ David Lawler
David Lawler
President

The undersigned, as the Guarantors referred to in the Credit Agreement, as amended by this Fourth Amendment, hereby consent to this Fourth Amendment and hereby confirm and agree that (i) the Loan Documents (which specifically includes the Guaranty executed by each Guarantor and each Security Agreement and Mortgage executed by each Guarantor) in effect on the date hereof to which each are a party are, and shall continue to be, in full force and effect and are hereby confirmed and ratified in all respects except that, upon the effectiveness of, and on and after the Fourth Amendment Effective Date, all references in such Loan Documents to the Credit Agreement shall mean the Credit Agreement as amended by this Fourth Amendment, and (ii) such Loan Documents consisting of Guaranties, Security Agreements, Mortgages, and assignments and all of the collateral described therein do, and shall continue to, secure the payment by the Borrower of the Obligations under the Credit Agreement.

GUARANTORS:

QUEST OIL & GAS, LLC,
as a Guarantor

By:	/s/ David Lawler
David Lawler
President

QUEST ENERGY SERVICE, LLC,
as a Guarantor

By:	/s/ David Lawler
David Lawler
President

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QUEST EASTERN RESOURCE, LLC,
as a Guarantor

By:	/s/ David Lawler
David Lawler
President

QUEST MERGERSUB, INC.
as a Guarantor

By:	/s/ David Lawler
David Lawler
President

Signature Page 1

Fourth Amendment to Quest

Resource Corporation

Amended and Restated Credit Agreement

ADMINISTRATIVE AGENT:

ROYAL BANK OF CANADA,
as Administrative Agent and Collateral Agent

By:	/s/ Susan Khokher
Name:	Susan Khokher
Title:	Manager, Agency

Signature Page 2

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L/C ISSUER AND LENDER:

ROYAL BANK OF CANADA, as a Lender
and L/C Issuer

By:	/s/ Leslie P. Vowell
Leslie P. Vowell
Attorney-in-Fact

Signature Page 3

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Supplemental Schedule 5.13

SUBSIDIARIES AND EQUITY INVESTMENTS

The Borrower owns 100% of the issued and outstanding membership interests in the following Subsidiaries: (1) Quest Oil & Gas, LLC, a Kansas limited liability company, (2) Quest Energy Service, LLC, a Kansas limited liability company, (3) Quest Eastern Resource LLC a Delaware limited liability company (formerly PetroEdge Resources (WV) LLC) and (4) Quest Mergersub, Inc., a Delaware corporation. The Borrower has no other Subsidiaries or equity Investments in any other Person (other than the Excluded MLP Entities).

Quest Oil & Gas, LLC owns a 26.7990076% limited partnership interest (before payout) and will own a 15.0% limited partnership interest (after payout) in LGS Development, L.P., a Texas limited partnership.

Signature Page 4

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Exhibit B-3

FORM OF PIK NOTE

$282,500.00	May __, 2009

FOR VALUE RECEIVED, the undersigned (the “Borrower”), hereby promises to pay to the order of ROYAL BANK OF CANADA (the “Lender”), on the Maturity Date (as defined in the Credit Agreement referred to below) the principal amount of TWO HUNDRED EIGHTY TWO THOUSAND FIVE HUNDRED AND NO Dollars ($282,500) due and payable by the Borrower to the Lender on the Maturity Date under that certain Amended and Restated Credit Agreement, dated as of July 11, 2008 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined), among the Borrower, the Lenders from time to time party thereto, and Royal Bank of Canada, as Administrative Agent and Collateral Agent.

The Borrower promises to pay interest on the unpaid principal amount of this PIK Note from the date hereof until such principal amount is paid in full, at the Adjusted Base Rate, payable at maturity. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds to the account designated by the Administrative Agent in the Credit Agreement. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Credit Agreement.

This PIK Note is the PIK Note referred to in the Credit Agreement, is entitled to the benefits thereof and is subject to optional prepayment in whole or in part as provided therein. This PIK Note is also entitled to the benefits of each Subsidiary Guaranty. Upon the occurrence of one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this PIK Note shall become, or may be declared to be, immediately due and payable all as provided in the Credit Agreement. The Loan evidenced by this PIK Note shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this PIK Note and endorse thereon the date, amount and maturity of its Loans hereunder and payments with respect thereto.

This PIK Note is a Loan Document and is subject to Section 10.10 of the Credit Agreement, which is incorporated herein by reference the same as if set forth herein verbatim.

The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, notice of intent to accelerate, notice of acceleration, demand, dishonor and non-payment of this PIK Note.

Signature Page 5

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THIS PIK NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

QUEST RESOURCE CORPORATION,
a Nevada corporation, as Borrower

By:
Name:
Title:

Supplemental Schedule 5.13

Fourth Amendment to Quest

Resource Corporation

Amended and Restated Credit Agreement